Exhibit 10.2

MORGAN STANLEY SENIOR FUNDING, INC. 1585 Broadway New York, NY 10036	CREDIT SUISSE AG CREDIT SUISSE LOAN FUNDING LLC Eleven Madison Avenue New York, NY 10010	DEUTSCHE BANK AG NEW YORK BRANCH DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, NY 10005

CONFIDENTIAL

March 31, 2021

Gogo Inc.

111 N. Canal St.

Chicago, IL 60606

Attention: Barry Rowan

Project G
Commitment Letter

Ladies and Gentlemen:

You have advised Morgan Stanley Senior Funding, Inc. (“MSSF”), Credit Suisse AG (acting through any of its affiliates or branches as it deems appropriate “CS”), Credit Suisse Loan Funding LLC (“CSLF” and together with CS, “Credit Suisse”), and Deutsche Bank AG New York Branch (“DBNY”) and Deutsche Bank Securities, Inc. (“DBSI” and together with DBNY, “DB”; MSSF, Credit Suisse and DB are collectively referred to herein as “we,” “us” and each a “Commitment Party”, and together with any Additional Commitment Parties appointed in accordance with Section 2, the “Commitment Parties”) that Gogo Inc., a Delaware corporation (“Holdings” or “you”), and Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Borrower”) intend to consummate the Transactions described and defined in the attached Exhibit A. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”, this commitment letter, the Term Sheet and the Summary of Additional Conditions attached hereto as Exhibit B. collectively, the “Commitment Letter”). All references to “dollars” or “$” in this Commitment Letter and the Fee Letter are references to United States dollars. Commitments.

In connection with the Transactions, each of MSSF, CS and DBNY (and any other Initial Lender appointed in accordance with Section 2 below, each an “Initial Lender,” and collectively, the “Initial Lenders”) hereby commits to provide the portion of the entire aggregate principal amount of the Senior Credit Facilities in the amount set forth opposite such Initial Lender’s name on Schedule 1 hereto (as such schedule may be amended or supplemented in accordance with the terms of this Commitment Letter), in each case subject only to the satisfaction or waiver of the conditions referenced in Section 5 hereof. The commitments of the Initial Lenders and any Additional Commitment Party hereunder will be several and not joint.

1.	Titles and Roles.

It is agreed that (i) MSSF, CSLF and DBSI will act as lead arrangers for the Senior Credit Facilities (together with any other lead arranger appointed pursuant to this paragraph, each a “Lead Arranger” and, collectively, the “Lead Arrangers”), (ii) MSSF, CSLF and DBSI will act as joint bookrunners for the Senior Credit Facilities (together with any other bookrunner appointed pursuant to this paragraph, each a “Joint Bookrunner” and, collectively with the Lead Arrangers, the “Joint Bookrunners”), and (iii) MSSF will act as administrative agent and collateral agent for the Senior Credit Facilities (in such capacities, the “Administrative Agent”). It is further agreed that MSSF shall have “left side” designation and shall appear on the top left of any Information Materials (as defined below) and all other offering or marketing materials in respect of the Senior Credit Facilities. You agree that no other agents, co-agents, arrangers or bookrunners will be appointed, no other titles will be awarded and no compensation (other than compensation expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be required to be paid to any Lender (as defined below) expressly in order to obtain its commitment to participate in the Senior Credit Facilities unless you and we shall so agree; provided that within seven (7) business days after the date of your acceptance of this Commitment Letter (the “Signing Date”) and prior to the Closing Date, you may appoint up to (i) 3 additional lead arrangers, joint bookrunners, agents or co-agents (the “Additional Commitment Parties”) with respect to the Senior Credit Facilities and such appointees shall receive no more than 10% of the aggregate economics of each of the Senior Credit Facilities (it being understood that, to the extent you appoint additional agents, co-agents, lenders or bookrunners or confer other titles in respect of any Senior Credit Facility, such financial institution or affiliates thereof shall commit to providing a percentage of the aggregate principal amount of the Senior Credit Facilities at least commensurate with the economics and fees awarded to such financial institution and its affiliates, shall assume a pro rata portion of the commitments across the Senior Credit Facilities, and the commitments of the Initial Lenders in respect of the Senior Credit Facilities will be reduced in aggregate by the amount of the commitments of such Additional Commitment Parties (or their relevant affiliates), with such reduction allocated to reduce the commitments of the Initial Lenders on the date hereof on a pro rata basis according to the respective amounts of their commitments, unless each of the Initial Lenders in respect of the Senior Credit Facilities otherwise consents in writing, and, upon the execution by such financial institution (and any relevant affiliate) of customary joinder documentation or an amendment to this Commitment Letter and the Fee Letter, thereafter, each such financial institution (and any relevant affiliate) shall constitute a “Commitment Party” and, “Joint Bookrunner” hereunder and thereunder and it or its relevant affiliate providing such commitment shall constitute an “Initial Lender” hereunder and thereunder); provided further that in no event shall the Initial Lenders party hereto on the date hereof receive a lesser percentage of the commitments in respect of the Senior Credit Facilities (in each case, and corresponding economics) than any Joint Bookrunner appointed after the date hereof. We agree to execute such customary joinder agreements and amendments to this Commitment Letter and the Fee Letter as you may reasonably request and that are reasonably acceptable to us in connection with your appointment rights pursuant to this Section 2.

2.	Syndication.

The Joint Bookrunners reserve the right, prior to, on or after the Closing Date (as defined below), but subject to the limitations set forth herein, to syndicate all or a portion of the Initial Lenders’ respective commitments hereunder to a group of banks, financial institutions and other institutional lenders and investors (together with the Initial Lenders, the “Lenders”) identified by the Joint Bookrunners in consultation with you and reasonably acceptable to you; provided that (a) we agree not to syndicate our commitments to (i) competitors of you, the Borrower and your respective subsidiaries identified by you to us in writing from time to time, (ii) (x) any persons that are engaged as principals primarily in private equity, mezzanine financing or venture capital and (y) certain banks, financial institutions, other institutional lenders and other entities, in each case of (x) and (y) that have been specified to us by you in writing on or prior to the date hereof and (iii) as to any entity referenced in each case of clauses (i) and (ii) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institutions’s known affiliates or affiliates identified in writing to us or otherwise readily identifiable by name, but excluding any affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity (clauses (i), (ii) and (iii) above collectively, the “Disqualified Institutions”) and that no Disqualified Institutions may become Lenders (provided, further that any additional designation permitted by the foregoing shall not apply retroactively to any prior assignment to any Lender (or prior participation in the Senior Credit Facilities) permitted hereunder at the time of such assignment (or prior participation in the Senior Credit Facilities)) and (b) notwithstanding the Joint Bookrunners’ right to syndicate the Senior Credit Facilities and receive commitments with respect thereto, and other than, upon execution and delivery of a joinder agreement or an amendment to this Commitment Letter and/or the Fee Letter, in connection with any assignment to an Additional Commitment Party in respect of the amount allocated to such Additional Commitment Party pursuant to such joinder agreement or amendment, (i) no Initial Lender shall be relieved, released or novated from its obligations hereunder, including its obligation to fund the Senior Credit Facilities on the date of the consummation of the Transactions with the proceeds of the initial funding under the Senior Credit Facilities (the date of such funding, the “Closing Date”) in connection with any syndication, assignment or participation of the Senior Credit Facilities, including its commitments in respect thereof, until after the initial funding under the Senior Credit Facilities on the Closing Date has occurred, (ii) no assignment or novation shall become effective (as between you and the Initial Lenders) with respect to all or any portion of any Initial Lender’s commitments in respect of the Senior Credit Facility, as applicable, until the initial funding of the Senior Credit Facilities has occurred and (iii) unless you otherwise agree in writing, each Initial Lender shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Senior Credit Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the initial funding under the Senior Credit Facilities on the Closing Date has occurred; provided that the preceding clauses (b)(i) through (iii) shall not apply to any reduction of commitments in connection with the appointment of any additional bookrunner pursuant to Section 2 above.

Without limiting your obligations to assist with syndication efforts as set forth herein, it is understood that the Initial Lenders’ commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Senior Credit Facilities and in no event shall the commencement or successful completion of syndication of the Senior Credit Facilities constitute a condition to the availability of the Senior Credit Facilities on the Closing Date. In consultation with you, the Joint Bookrunners shall commence syndication efforts with respect to the Senior Credit Facilities promptly after the date hereof and, as part of their syndication efforts, it is their intent to have Lenders commit to the Senior Credit Facilities as soon as possible after the Acceptance Date and prior to the Closing Date (subject to the limitations set forth in the preceding paragraph). Until the earlier of (i) the date upon which a Successful Syndication (as defined in the Fee Letter referred to below) is achieved and (ii) the date that is 30 days after the Closing Date (such earlier date, the “Syndication Date”), you agree to assist the Joint Bookrunners in completing a syndication that is reasonably satisfactory to us and you. Such assistance shall be limited to (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit from your existing lending and investment banking relationships, (b) your providing direct contact (which may be telephonic) between appropriate members of senior management, certain representatives and certain non-legal advisors of you, on the one hand, and the proposed Lenders, on the other hand, in all such cases at times mutually agreed upon, (c) your assistance in the preparation of the Information Materials and other customary offering and marketing materials to be used in connection with the syndication, (d) using your commercially reasonable efforts, with our assistance, to procure prior to or concurrent with the launch of syndication, at your expense, public ratings (but not specific ratings) for the Senior Credit Facilities from each of Standard & Poor’s Ratings Services (“S&P”) and Moody’s, Investors Service, Inc. (“Moody’s”) and a public corporate credit rating and a public corporate family rating (but not specific ratings in either case) in respect of the Borrower after giving effect to the Transactions from each of S&P and Moody’s, respectively, (e) the hosting, with the

Joint Bookrunners, of one meeting (which may be telephonic) of prospective Lenders at a time and location to be mutually agreed upon and (f) prior to the later of Closing Date and the Syndication Date, there being no competing issues, offerings or placements of debt securities or commercial bank or other syndicated credit facilities by or on behalf of you or any of your subsidiaries being offered, placed or arranged (other than (1) the Senior Credit Facilities, (2) replacements, extensions and renewals of existing indebtedness that matures prior to the Closing Date, (3) intercompany indebtedness, deferred purchase price obligations and debt incurred in the ordinary course of business (including working capital facilities, capital leases, purchase money and equipment financings and letters of credit) and (4) indebtedness in respect of which a fee is payable pursuant to the Fee Letter) without the consent of the Joint Bookrunners, if such issuance, offering, placement or arrangement would reasonably be expected to materially impair the primary syndication of the Senior Credit Facilities (it being understood that working capital debt (including drawings under the Borrower’s existing asset based revolving credit facility) and ordinary course debt will not materially impair the syndication of the Senior Credit Facilities). Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, neither the obtaining of the ratings referenced above nor the compliance with any of the other provisions set forth in this Commitment Letter (other than as set forth in paragraph 5 hereto or on Exhibit B) shall constitute a condition to the commitments hereunder or the funding of the Senior Credit Facilities on the Closing Date. For the avoidance of doubt, you will not be required to provide any information to the extent that the provision thereof would violate any attorney-client privilege, law, rule or regulation, fiduciary duty, binding agreement or any obligation of confidentiality (not created in contemplation hereof) binding on you or your or its respective affiliates; provided that in the event that you do not provide information in reliance on the exclusions in this sentence, you shall use your commercially reasonable efforts to provide notice to the Lead Arrangers promptly upon obtaining knowledge that such information is being withheld; provided, further, that none of the foregoing shall be construed to limit any of your or the Borrower’s representations and warranties set forth in Section 4 of this Commitment Letter (and any corresponding representation in the Information Memorandum or the Senior Credit Facilities Documentation, as applicable).

The Joint Bookrunners, in their capacities as such, will manage, in frequent consultation with you, all aspects of any syndication of the Senior Credit Facilities, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders (subject, in each case, to your consent rights set forth in the second preceding paragraph and excluding Disqualified Institutions). To assist the Joint Bookrunners in their syndication efforts, you agree to promptly prepare and provide to us all customary and reasonably available information with respect to you and each of your and its respective subsidiaries and the Transactions, including customary financial information and projections prepared by the Borrower and reasonably available to you (including financial estimates, forecasts and other forward-looking information, the “Projections”), as the Joint Bookrunners may reasonably request in connection with the structuring, arrangement and syndication of the Senior Credit Facilities. For the avoidance of doubt, you will not be required to provide (i) any financial information (other than the financial statements referenced in numbered paragraph 2 of Exhibit B hereto) that you do not maintain in the ordinary course of business, (ii) any other information not reasonably available to the Borrower under its current reporting systems or (iii) trade secrets or information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding upon, or waive any privilege that may be asserted by you or any of your respective affiliates; provided that in the event you do not provide information pursuant to clause (iii) above in reliance on this sentence, you shall provide notice to the Joint Bookrunners that such information is being withheld to the extent you are able to do so without violating the applicable obligation or waiving privilege; provided, further, that none of the foregoing shall be construed to limit any of your or the Borrower’s representations and warranties set forth in Section 4 of this Commitment Letter (and any corresponding representation in the Information Memorandum or the Senior Credit Facilities Documentation, as applicable). Notwithstanding anything herein to the contrary, the only financial statements that shall be required to be provided to the Commitment Parties in connection with the syndication of the Credit Facilities shall be those required to be delivered pursuant to clause 2 of Exhibit B hereto.

You hereby acknowledge that (a) the Joint Bookrunners will make available Information (as defined below), the Projections and other customary offering and marketing materials and presentations, including a confidential lender presentation to be used in connection with the syndication of the Senior Credit Facilities (the “Information Memorandum”) (such Information, Projections, other customary offering and marketing materials and the Information Memorandum (all of which, when taken as a whole, shall be in form and substance no less favorable to the Borrower and its affiliates than confidential information memoranda and other marketing materials for recent transactions of the Borrower and other affiliates of the Borrower, as modified to take into account the Transactions), collectively, with the Term Sheet, the “Information Materials”) on a confidential basis to the proposed syndicate of Lenders by posting the Information Materials on Intralinks, Debt X, SyndTrak Online or by similar electronic means and (b) certain of the Lenders may be “public side” Lenders who may be engaged in investment and other market-related activities with respect to you or your respective securities that do not wish to receive material information within the meaning of federal and state securities laws with respect to you or your or their securities that is not publicly available or is of a type that would customarily be publicly disclosed (as reasonably determined by you) and has not been made available on EDGAR (“MNPI”) (such Lenders each, a “Public Sider” and each Lender that is not a Public Sider, a “Private Sider”).

At the reasonable request of the Joint Bookrunners, you agree to assist us in preparing an additional version of the Information Materials to be used in connection with the syndication of the Senior Credit Facilities that does not include MNPI (all such information and documentation being “Public Information”) to be used by Public Siders. It is understood that in connection with your assistance described above, at our reasonable request, the Borrower shall provide us with customary authorization letters for inclusion in any Information Materials that authorize the distribution thereof to prospective Lenders and shall confirm that the additional version of the Information Materials does not include any information that would be MNPI (other than information about the Transactions or the Senior Credit Facilities) and the Information Materials shall exculpate you,the Borrower, the affiliates of the Borrower and us and our affiliates with respect to any liability related to the use or misuse of the contents of the Information Materials or related offering and marketing materials by the recipients thereof. Before distribution of any Information Materials, you agree to use commercially reasonable efforts to identify that portion of the Information Materials that may be distributed to the Public Siders as containing solely “Public Information,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking Information Materials as “PUBLIC,” you shall be deemed to have authorized the Commitment Parties and the proposed Lenders to treat such Information Materials as not containing any MNPI (it being understood that you shall not be under any obligation to mark any particular Information Materials “PUBLIC”). You agree that, unless expressly identified as “Public Information,” each document to be disseminated by the Joint Bookrunners (or any other agent) to any Lender in connection with the Senior Credit Facilities will be deemed to contain MNPI and we will not make any such materials available to Public Siders.

You acknowledge and agree that, subject to the confidentiality and other provisions of this Commitment Letter, the following documents may be distributed to both Private Siders and Public Siders (provided that such materials have been provided to you and your counsel for review a reasonable period of time prior thereto), unless you advise the Joint Bookrunners in writing (including by email) within a reasonable time prior to their intended distribution that such materials should only be distributed to Private Siders: (a) administrative materials prepared by the Joint Bookrunners for prospective Lenders

(such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (b) term sheets and notification of changes in the Senior Credit Facilities’ terms and conditions and (c) drafts and final versions of the Senior Credit Facilities documentation (the “Senior Credit Facilities Documentation”). If you so advise us in writing within a reasonable period of time (including by email) prior to dissemination that any of the foregoing should be distributed only to Private Siders, then Public Siders will not receive such materials from the Joint Bookrunners without your consent (which consent shall not be unreasonably withheld, delayed or conditioned). You will be solely responsible for the contents of the Information Memorandum and each of the Commitment Parties shall be entitled to use and rely upon the information contained therein without responsibility for independent verification thereof.

Neither the commencement nor the completion of any syndication of the Senior Credit Facilities (including a Successful Syndication), nor the receipt of the ratings described above, nor compliance with the foregoing provisions of this Section 2, will constitute a condition to the commitments of the Initial Lenders hereunder.

3.	Information.

You hereby represent and warrant that, (a) all written factual information and written data (other than the Projections and other than information of a general economic or industry specific nature, the “Information”), that has been or will be made available to any Commitment Party by you or by any of your representatives on your behalf in connection with the Transactions contemplated hereby, when taken as a whole after giving effect to all supplements and updates provided thereto, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to any Commitment Party by you or by any of your representatives on your behalf in connection with the Transactions contemplated hereby have been, or will be, prepared in good faith based upon assumptions that are believed by you to be reasonable at the time prepared and at the time the related Projections are so furnished; it being understood that the Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. You agree that, if at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and the Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections such that such representations and warranties are correct in all material respects under those circumstances. The making or accuracy of the foregoing representation and warranties, whether or not cured, shall not be a condition to the obligations of the Commitment Parties hereunder.  In arranging and syndicating the Senior Credit Facilities, each of the Commitment Parties (i) will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof and (ii) does not assume responsibility for the accuracy or completeness of the Information or the Projections.

4.	Fees.

As consideration for the commitments of the Initial Lenders hereunder and for the agreement of the Administrative Agents and the Joint Bookrunners to perform the services described herein, you agree to pay (or cause to be paid) the fees set forth in the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith with respect to the Senior Credit Facilities (the “Fee Letter”), if and to the extent payable. Once paid, such fees shall not be refundable under any circumstances except as otherwise expressly agreed in writing.

5.	Conditions.

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Senior Credit Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the transactions contemplated hereby to the contrary, the commitments of the Initial Lenders hereunder to fund the Senior Credit Facilities on the Closing Date and the agreements of the Administrative Agent and the Joint Bookrunners to perform the services described herein are subject solely to (a) the conditions in the immediately following paragraph in this Section 5, (b) the conditions in the section entitled “Initial Conditions” in Exhibit A hereto, and (c) the conditions set forth in Exhibit B hereto (clauses (a) - (c) collectively, the “Exclusive Funding Conditions”) and, upon satisfaction (or waiver by each Commitment Party) of such Exclusive Funding Conditions, the initial funding of the Senior Credit Facilities shall occur. There are no conditions (implied or otherwise) to the commitments hereunder, and there will be no conditions (implied or otherwise) under the Senior Credit Facilities Documentation to the initial funding of the Senior Credit Facilities on the Closing Date, including compliance with the terms (but not the conditions) of this Commitment Letter, the Fee Letter and the Senior Credit Facilities Documentation, other than the Exclusive Funding Conditions.

Subject to the Conditionality Provision (as defined below), in addition, the commitments of the Initial Lenders hereunder are subject to the execution and delivery by the Borrower and the Guarantors (as defined below), as applicable, of, (a) the Senior Credit Facilities Documentation, which shall be drafted by counsel to the Borrower and shall be consistent with Documentation Precedent (as defined below), the Commitment Letter, the Term Sheet and Fee Letter as described in the “Certain Documentation Matters” paragraph contained in Exhibit A hereto with respect to the Senior Credit Facilities Documentation, subject to the Conditionality Provision, and (b) delivery of customary legal opinions, customary closing officer’s certificate (certifying as to authorizing resolutions, organizational documents and incumbency), good standing certificates of the jurisdiction of organization of the Borrower, Holdings and the other Guarantors, and a solvency certificate of a senior financial officer of Holdings or the Borrower in substantially the form of Annex I to Exhibit B hereto. For purposes of this Commitment Letter, the Term Sheet and the Fee Letter, the Senior Credit Facilities Documentation shall be consistent with the Documentation Precedent and “Documentation Precedent” shall mean the definitive documentation for the senior secured first lien credit facilities incurred by CommerceHub, Inc., a Delaware corporation, dated December 29, 2020, with (a) modifications as are necessary to reflect the other terms set forth in this Commitment Letter and the Fee Letter and to give due regard to the Model (as defined in Exhibit A hereto), the operational and strategic requirements of the Borrower and its subsidiaries in light of their industries, businesses, geographic locations, business practices, public securities, FCC matters, financial accounting and proposed business plan, (b) modifications to reflect changes in law or accounting standards since the date of such precedent, (c) with respect to basket amounts and leverage-based thresholds and subject to clause (a), with modifications to reflect the Closing Date leverage and Consolidated EBITDA of Borrower (defined consistent with Documentation Precedent) and (d) modifications to reflect administrative and operational requirements of the Administrative Agent.

Notwithstanding anything in this Commitment Letter (including each of the exhibits attached hereto), the Fee Letter, the Senior Credit Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) [reserved] and (ii) the terms of the Senior Credit Facilities Documentation shall be in a form such that they do not impair the availability of the Senior Credit Facilities on the Closing Date if the conditions set forth in this Section 5, in the section entitled “Conditions to Initial Borrowing” in Exhibit A hereto, and in Exhibit B hereto are satisfied or waived (it being understood that, to the extent any lien search, insurance certificate or endorsement or security interest in any Collateral is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interests in equity securities of the Borrower and its material, wholly owned domestic subsidiaries (to the extent required under the terms of Exhibit A and B hereto) and assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code)) after your use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or delivery of any lien search, insurance certificate or endorsement or the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Senior Credit Facilities on the Closing Date, but instead shall be required to be provided and/or delivered within ninety (90) days after the Closing Date (or such later date as agreed by the Administrative Agent) pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably (or, in the case of any possessory collateral, within ninety (90) days after the Closing Date (or such later date as reasonably agreed by the Administrative Agent) giving due regard to stay at home, social distancing and other COVID-19 related measures limiting physical interaction (including any quarantine, “shelter in place,” “stay at home,” workforce reduction, facility capacity limitation, social distancing, shut down, closure, sequester, safety or similar applicable law, directive, guidelines or recommendations promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to the disease known as “COVID-19,” including the CARES Act and Families First Act). This paragraph, and the provisions herein, shall be referred to as the “Conditionality Provision.”

The Initial Lenders and the Joint Bookrunners will negotiate in good faith and cooperate with you as reasonably requested in coordinating the timing and procedures for the allocation and funding of the Senior Credit Facilities.

6.	Indemnity.

To induce the Commitment Parties to enter into this Commitment Letter and the Fee Letter and to proceed with the documentation of the Senior Credit Facilities, you agree (a) to indemnify and hold harmless each Commitment Party, its respective affiliates and the respective officers, members, partners, directors, employees, agents, advisors, controlling persons and other representatives of each of the foregoing, in each case other than an Excluded Party (each, an “Indemnified Person”), from and against any and all losses, claims, damages and liabilities of any kind or nature and reasonable and documented out-of-pocket fees and expenses, joint or several, to which any such Indemnified Person may become subject to the extent arising out of, resulting from or in connection with any claim, litigation, investigation or proceeding resulting from this Commitment Letter (including the Term Sheet), the Fee Letter, the Transactions, the Senior Credit Facilities or any use of the proceeds thereof (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors, or any other third person, and to reimburse each such Indemnified Person within thirty (30) days of written demand (together with reasonable supporting documentation) for any reasonable and documented out-of-pocket legal expenses of one firm of counsel for all such Indemnified Persons, taken as a whole and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) material to the interests of all such Indemnified Persons, taken as a whole (but limited in the case of fees and expenses of any other advisor or consultant, solely to the extent you have consented to the retention of such person (such consent not to be unreasonably withheld or delayed) and, in the case of an actual or potential conflict of interest where the Indemnified Person affected by such conflict retains its own counsel and informs you, of one other firm of counsel for such affected Indemnified Person) (or otherwise as agreed by Borrower) and other reasonable and documented (together with reasonable supporting documentation) out-of-pocket fees and expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent that they arise from (i) the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s affiliates or controlling persons or any of its or their respective officers, directors, employees, agents, advisors or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the obligations of such Indemnified Person or any of such Indemnified Person’s affiliates under this Commitment Letter, the Term Sheet or the Fee Letter by any Indemnified Person (or any such Indemnified Person’s affiliates or controlling persons or the respective directors, officers, employees, partners, advisors, trustees, agents or other representative of each of the foregoing) (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any Proceeding that does not involve an act or omission by you or any of your affiliates and that is brought by an Indemnified Person against any other Indemnified Person (other than any claims against a Commitment Party in its capacity or in fulfilling its role as the Administrative Agent, arranger or any similar role under the Senior Credit Facilities) and (b) to the extent that the Closing Date occurs, to reimburse the Administrative Agent from time to time, upon presentation of a detailed statement (together with reasonable supporting documentation), for all reasonable and documented (together with reasonable supporting documentation) out-of-pocket expenses, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of one firm of counsel to the Administrative Agent and the Commitment Parties, collectively, as specified in the Term Sheet and of a single local counsel to the Commitment Parties in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) (and, in the case of an actual or potential conflict of interest where the Indemnified Person affected by such conflict retains its own counsel and informs you, of one other firm of counsel for such affected Indemnified Person) (but limited to in the case of the fees and expenses of other advisors or consultants, solely to the extent you have consented to the retention of such person (such consent not to be unreasonably withheld or delayed) and of such other counsel retained with your prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) or retained in connection with enforcement of this Commitment Letter or the Fee Letter, in each case incurred in connection with the Senior Credit Facilities and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the Senior Credit Facilities Documentation and any security arrangements in connection therewith (collectively, the “Expenses”). The foregoing provisions in this paragraph shall be superseded by the applicable provisions contained in the Senior Credit Facilities Documentation upon execution thereof and thereafter shall have no further force and effect.  It is further agreed that the Initial Lenders shall be severally liable in respect of their respective commitments to the Senior Credit Facilities on a several, and not joint, basis with any other Initial Lender, and no Initial Lender shall be responsible for the commitment of any other Initial Lender.

You shall not, without the prior written consent of any Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of such Indemnified Person.

You shall not be liable for any settlement of any Proceeding effected without your consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with your written consent or if there is a final judgment by a court of competent jurisdiction in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the other provisions of this Section 6.

Notwithstanding any other provision of this Commitment Letter or the Fee Letter, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith, gross negligence of, or a material breach of the obligations under this Commitment Letter, the Term Sheet or the Fee Letter by, such Indemnified Person or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, advisors, controlling persons or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) none of we, you, your affiliates or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages in connection with this Commitment Letter, the Fee Letter or the Transactions (including the Senior Credit Facilities and the use of proceeds thereunder), or with respect to any activities related to the Senior Credit Facilities, including the preparation of this Commitment Letter, the Fee Letter and the Senior Credit Facilities Documentation; provided that nothing contained in this paragraph shall limit your indemnity and reimbursement obligations to the extent set forth in the third immediately preceding paragraph.  Notwithstanding the foregoing each indemnified person will be obligated to refund and return promptly any and all amounts paid by you under this Section 6 to the extent it has been determined by a court of competent jurisdiction in a final and non-appealable decision that such indemnified person is not entitled to payment of such amounts in accordance with the terms hereof.

7.	Sharing of Information. Absence of Fiduciary Relationships. Affiliate Activities.

You acknowledge that the Commitment Parties and their respective affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services) to other persons in respect of which you and your affiliates may have conflicting interests regarding the transactions described herein and otherwise. The Commitment Parties and their respective affiliates will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by them or their respective affiliates of services for, or the provision by them or their respective affiliates of debt or equity financing for, other persons, and none of the Commitment Parties or their respective affiliates will furnish any such information to other persons, except to the extent permitted below. You also acknowledge that none of the Commitment Parties or their respective affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by them from other persons.

As you know, certain of the Commitment Parties may be full service securities firms engaged, either directly or through their respective affiliates, in various activities, including securities trading, commodities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, certain of the Commitment Parties or their respective affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of you and other companies which may be the subject of the arrangements contemplated by this Commitment Letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities. The Commitment Parties or their respective affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you or other companies which may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities trading with any thereof.

The Commitment Parties and their respective affiliates may have economic interests that conflict with those of you. You agree that the Commitment Parties will each act under this letter as an independent contractor and that nothing in this Commitment Letter or the Fee Letter will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Commitment Parties and you, your equity holders or your affiliates. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Commitment Parties and their respective affiliates, on the one hand, and you, on the other, (ii) in connection therewith and with the process leading to such transaction, the Commitment Parties and their respective affiliates are acting solely as a principal and not as agents or fiduciaries of you, your and their management, equityholders, creditors, affiliates or any other person, (iii) the Commitment Parties and their respective affiliates have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you or your affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Commitment Parties or any of their respective affiliates have advised or are currently advising you on other matters) except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (iv) you have consulted your own legal and financial advisors to the extent you deemed appropriate. You further acknowledge and agree that neither we nor any of our affiliates are advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and you are responsible for making your own independent judgment with respect to the transactions contemplated hereby and the process leading thereto. You agree that you will not claim that the Commitment Parties or their respective affiliates, as the case may be, have rendered advisory services in connection with the services provided pursuant to this Commitment Letter, or owe a fiduciary or similar duty to you or your affiliates, in connection with such transaction or the process leading thereto.

8.	Confidentiality.

You agree that you will not disclose the Fee Letter and the contents thereof or this Commitment Letter, the Term Sheet, the other exhibits and attachments hereto and the contents of each thereof to any person or entity without prior written approval of the Commitment Parties (such approval not to be unreasonably withheld, conditioned or delayed), except (a) to your and any of your affiliates and your and their respective officers, directors, affiliates, agents, employees, attorneys, accountants, advisors, controlling persons or equity holders and to existing and potential equity investors who are informed of the confidential nature hereof and thereof (and, in each case, each of their attorneys) on a confidential and need-to-know basis, (b) if the Commitment Parties consent in writing to such proposed disclosure or (c) pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law or legal process or to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of your legal counsel (in which case you agree, to the extent practicable and not prohibited by applicable law, rule or regulation to inform us promptly thereof prior to disclosure); provided that you may disclose (i) this Commitment Letter and its contents (but not the Fee Letter) in any syndication or other marketing materials in connection with the Senior Credit Facilities or in connection with any public release or filing relating to the Transactions, (ii) this Commitment Letter, Term Sheet and other exhibits and annexes to this Commitment Letter, and the contents thereof, to potential Lenders but not the Fee Letter (provided that disclosure of the Fee Letter to potential Lenders shall be permitted to the extent in contemplation of adding such Lenders as additional agents, co-agents or bookrunners pursuant to Section 2 hereof (in each case on a confidential basis)) and to rating agencies in connection with obtaining ratings for the Borrower and the Senior Credit Facilities, (iii) the aggregate fee amounts contained in the Fee Letter as part of the Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in offering and marketing materials for the Senior Credit Facilities or in any public release or filing relating to the Transactions, (iv) this Commitment Letter, the Term Sheet and other exhibits and annexes to this Commitment Letter, and the contents thereof, (but not the Fee Letter) to the extent that such information becomes publicly available other than by reason of improper disclosure by you in violation of any confidentiality obligations hereunder, (v) this Commitment Letter and the Fee Letter to the extent necessary in connection with the enforcement of your rights hereunder, (vi) this Commitment Letter, the Term Sheet and other exhibits and annexes to this Commitment Letter, and the contents thereof, (but not the Fee Letter) in any proxy, public filing, prospectus, offering memorandum, offering circular, syndication materials or other marketing materials in connection with the Transactions, including as may be required by the rules, regulations, schedules and forms of the Securities and Exchange Commission (the “SEC”) in connection with any filings with the SEC in connection with the Transactions, or (vii) the Fee Letter on a confidential basis to persons performing customary accounting functions; provided that, the foregoing restrictions shall cease to apply after the Senior Credit Facilities Documentation shall have been executed and delivered by the parties thereto (other than in respect of the Fee Letter and the contents thereof).  Notwithstanding anything to the contrary, your obligations under this paragraph will terminate on the second anniversary of the date hereof.

The Commitment Parties and their affiliates will use all information provided to them or such affiliates by or on behalf of you hereunder or in connection with the Transactions solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge such information; provided that nothing herein shall prevent the Commitment Parties and their respective affiliates from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the advice of counsel (in which case the Commitment Parties agree (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over the Commitment Parties or any of their respective affiliates (in which case the Commitment Parties agree, to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to disclosure (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority)), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Commitment Parties or any of their respective affiliates or any of their respective members, partners, officers, directors, employees, legal counsel, independent auditors, professionals and other experts or agents, advisors, controlling persons, service providers and other representatives (the “Related Parties”) thereto in violation of any confidentiality obligations owing to you or any of your affiliates (including those set forth in this paragraph), (d) to the extent that such information is or was received by the Commitment Parties or their Related Parties from a third party that is not, to the Commitment Parties’ or such Related Parties’ knowledge, subject to contractual or fiduciary confidentiality obligations owing to you or any of your affiliates or Related Parties, (e) to the extent that such information is independently developed by the Commitment Parties or their Related Parties, (f) to the Commitment Parties’ respective affiliates and partners and to its and their respective employees, directors, officers, legal counsel, independent auditors, professionals and other experts or agents (other than any of its affiliates that are engaged as principals primarily in private equity, mezzanine financing or venture capital or any of such affiliates’ officers, directors, employees, legal counsel, independent auditors, professionals and other experts or agents (each, an “Excluded Party”), in each case other than a limited number of senior employees who are required, in accordance with industry regulations or the Commitment Party’s internal policies and procedures, to act in a supervisory capacity) and the Commitment Party’s internal legal, compliance, risk management, credit or investment committee members (collectively, the “Representatives”) who need to know such information in connection with the Transactions and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential (provided that such Commitment Party shall be responsible for the compliance of its affiliates and Representatives with the provisions of this paragraph), (g) to potential or prospective Lenders, participants or assignees and to any direct or indirect contractual counterparty to any swap or derivative transaction relating to the Borrower or any of its subsidiaries, subject to the proviso below, (h) to ratings agencies, in connection with obtaining the ratings described in Section 2 hereof, in consultation and coordination with you, (i) for purposes of establishing a “due diligence” defense or to the extent necessary to enforce your rights and remedies hereunder or under the Fee Letter or (j) to the extent you shall have consented to such disclosure in writing; provided that (x) the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and each Commitment Party, including, without limitation, as agreed in any Information Materials or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of the recipient to access such information and (y) no such disclosure shall be made by such Commitment Party to any Disqualified Institution. The Commitment Parties’ and their respective affiliates’, if any, obligations under this paragraph shall terminate automatically and be superseded by the confidentiality provisions in the Senior Credit Facilities Documentation upon the initial funding thereunder. Notwithstanding anything to the contrary, this paragraph shall automatically terminate on the second anniversary of the date hereof.

9.	Miscellaneous.

This Commitment Letter and the commitments hereunder shall not be assignable by any party hereto (other than (i) by you to the Borrower or (ii) by the Initial Lenders in connection with the appointment of an “additional agent” as contemplated by Section 1 hereof, in each case, without the prior written consent of each other party hereto (which consent shall not be unreasonably withheld, delayed or conditioned) (and any attempted assignment without such consent shall be null and void). This Commitment Letter and the commitments hereunder are, and are intended to be, solely for the benefit of the parties hereto (and Indemnified Persons to the extent expressly set forth herein) and do not, and are not intended to, confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons to the extent expressly set forth herein). Subject to the limitations set forth in Section 2 above, the Commitment Parties reserve the right to employ the services of their respective affiliates or branches (other than an Excluded Party) in providing services contemplated hereby and to allocate, in whole or in part, to their respective affiliates or branches certain fees payable to the Commitment Parties in such manner as the Commitment Parties and their respective affiliates or branches may agree in their sole discretion and, to the extent so employed, such affiliates and branches shall be entitled to the benefits and protections afforded to, and subject to the provisions governing the conduct of the Commitment Parties hereunder; provided that none of the Commitment Parties shall be relieved of any of its obligations hereunder in the event any affiliate, branch or controlled fund through which it shall perform its obligations shall fail to perform the same in accordance with the terms hereof and each Commitment Party must retain exclusive control over all rights and obligations with respect to its commitment prior to the Closing Date. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Commitment Parties and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile, scan, photograph or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter (including the exhibits hereto), together with the Fee Letter, (i) are the only agreements that have been entered into among the parties hereto with respect to the commitments relating to the Senior Credit Facilities and (ii) supersede all prior understandings, whether written or oral, among us with respect to the Senior Credit Facilities and set forth the entire understanding of the parties hereto with respect thereto. THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Commitment Letter and the transactions contemplated hereby (including without limitation amendments or other modifications, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar and applicable state laws based on the Uniform Electronic Transactions Act.

Each Commitment Party, severally and not jointly, represents and warrants that this Commitment Letter and the Fee Letter constitute its legally valid and binding obligation, including an agreement to negotiate in good faith the Senior Credit Facilities Documentation (except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally), including to provide services set forth herein, to negotiate the Senior Credit Facilities Documentation in good faith and fund its commitment under the Senior Credit Facilities, in each case, enforceable at law and in equity in accordance with their terms and subject only to the conditions precedent as provided herein in Section 5, subject to the Conditionality Provision. You represent and warrant that this Commitment Letter and the Fee Letter constitute your legally valid and binding obligations (except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally), enforceable at law and in equity against you in accordance with their terms; provided that (i) nothing contained in this Commitment Letter or the Fee Letter obligates you or any of your affiliates to consummate the Transactions or to draw upon all or any portion of the Senior Credit Facilities and (ii) the making or accuracy of the foregoing representation and warranty shall not be a condition to the obligations of the Commitment Parties hereunder.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any such New

York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to you or us at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and of 31 C.F.R. § 1010.230 (as amended, the “Beneficial Ownership Regulations”), each of us and each of the Lenders may be required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information may include their names, addresses, tax identification numbers and other information that will allow each of us and the Lenders to identify the Borrower and the Guarantors in accordance with the PATRIOT Act and the Beneficial Ownership Regulations. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulations and is effective for each of us and the Lenders. You acknowledge that the Commitment Parties shall be permitted to share any or all such information with Lenders upon such request in accordance with the confidentiality obligations set forth herein.

The indemnification, compensation (if applicable), reimbursement (if applicable), jurisdiction, governing law, venue, waiver of jury trial, syndication (if applicable), survival, absence of fiduciary relationships and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether Senior Credit Facilities Documentation shall be executed and delivered and notwithstanding the termination or expiration of this Commitment Letter or the Initial Lenders’ commitments hereunder; provided that your obligations under this Commitment Letter (other (a) than assistance to be provided in connection with the syndication thereof (including supplementing and/or correcting Information and Projections) prior to the Syndication Date and (b) than your obligations with respect to confidentiality of the Fee Letter and the contents thereof), including compensation, reimbursement and indemnification, shall automatically terminate and be superseded by the applicable provisions of the Senior Credit Facilities Documentation upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time. You may terminate this Commitment Letter, and/or on a pro rata basis, the Initial Lenders’ commitments with respect to the Senior Credit Facilities (or portion thereof pro rata across the Senior Credit Facilities) hereunder at any time subject to the provisions of the preceding sentence.

Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to the Commitment Parties hereto and thereto, executed counterparts hereof and of the Fee Letter not later than 11:59 p.m., New York City time, on April 2, 2021 (the “Acceptance Date”). The Initial Lenders’ commitments and the obligations of the Joint Bookrunners hereunder will expire at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. If you do so execute and deliver to the Commitment Parties party hereto this Commitment Letter and the Fee Letter, we agree to hold our commitments hereunder available for you until the earliest of (i) 5 pm (EST) on the forty-fifth (45th) day after the Acceptance Date and (ii) the Closing Date (such earliest date being the “Termination Date”).  Upon the occurrence of the Termination Date, this Commitment Letter and the commitments of the Commitment Parties hereunder and the agreement of the Administrative Agents and the Joint

Bookrunners to provide the services described herein shall automatically terminate unless the Commitment Parties, in their discretion, agree to an extension in writing.

[Signature Pages Follow]

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

MORGAN STANLEY SENIOR FUNDING, INC.

By: /s/__Joanne Braidi_________________

Name: Joanne Braidi

Title: Authorized Signatory

Very truly yours,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By: /s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By: /s/ Andrew Griffin
Name: Andrew Griffin
Title: Authorized Signatory

CREDIT SUISSE LOAN FUNDING LLC

By: /s/ Maks Rodzinek_______________
Name: Maks Rodzinek
Title: Managing Director

Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH

By: /s/ Joseph Devine__________________
Name: Joseph Devine
Title: Managing Director

By: /s/ Ian Dorrington
Name: Ian Dorrington
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By: /s/ Joseph Devine__________________
Name: Joseph Devine
Title: Managing Director

By: /s/ Ian Dorrington
Name: Ian Dorrington
Title: Managing Director

Accepted and agreed to as of the date first above written:

GOGO INC.

By: /s/ Barry Rowan
Name: Barry Rowan
Title: EVP & Chief Financial Officer